Exhibit 99.1

AutoNation Issues Update of Previously Announced Pricing for Debt Tender Offer

FORT LAUDERDALE, Fla., April 5, 2006 — AutoNation, Inc. (NYSE: AN), in conjunction with its release issued earlier today under the headline “AutoNation, Inc. Announces Pricing for Debt Tender Offer,” has the following update: J.P. Morgan Securities Inc. and Wachovia Securities have revised the calculation of the yield on the Reference Security set forth in the second paragraph of the release to 4.745%. Accordingly, the total consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of Notes validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on March 24, 2006 (the “Consent Deadline”) is $1,080.32, which includes a consent payment of $30.00. The tender offer consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of Notes validly tendered after the Consent Deadline but at or before the Offer Expiration Date (as defined in the release) is $1,050.32, which equals the total consideration less the consent payment.